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                                                                    EXHIBIT (10)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment to the registration statement on Form N-4 (the "Registration Statement") of our report dated March 17, 2000, relating to the financial statements of the Discovery Select Variable Annuity Subaccounts of Pruco Life of New Jersey Flexible Premium Variable Annuity Account, which appears in such Statement of Additional Information.

We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated March 21, 2000, relating to the financial statements of Pruco Life Insurance Company of New Jersey, which appears in such Statement of Additional Information.

We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information.



PricewaterhouseCoopers LLP

New York, New York
November 3, 2000